UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 28, 2005

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

Management’s Report On The State Of The Company

Edited address delivered by

John Simmons, Treasurer and Chief Financial Officer of Farmer Bros.

Farmer Bros. Annual Meeting of Shareholders, November 28, 2005

Certain statements contained in this presentation regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows may be forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, assumptions, estimates and observations about our business and are subject to risks and uncertainties. As a result, actual results could materially differ from the forward-looking statements contained herein. These forward looking statements can be identified by the use of words like “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meanings. These and other similar words can be identified by the fact that they do not relate solely to historical or current facts. While we believe our assumptions are reasonable, we caution that it is impossible to predict the impact of such factors which could cause actual results to differ materially from predicted results. We intend these forward- looking statements to speak only at the time of this presentation and do not undertake to update or revise these projections as more information becomes available. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

***

As we prepared for our meeting today, we reviewed last year’s remarks and we were struck by two things: how little has changed since last year’s meeting – and how much has changed at Farmer Brothers;  how many of our plans were completed, and how many were delayed.

As good as our planning was, the largest impacts came from the unexpected: especially the death of our Chairman, Roy F. Farmer in 2004, and the death in January of our CEO & Chairman, Roy E. Farmer.

We are a small management team. At the start of this meeting, we introduced all of our key managers.  Speaking for myself, and I believe for many in this Company, these losses have affected us deeply.

But we know that change, whatever its cause, is relentless and inevitable.  So, in our remarks today, we want to talk about how we are changing – and how we are building on what’s helped this Company achieve its position over its 93-year history.

In January, Guenter Berger took on the role of Chairman and CEO.  He became the first CEO in the Company’s history who is not a member of the Farmer family.

Nonetheless, the Farmer family continues as major stockholders, and, as you know, one of their number, Carol Farmer Waite, has joined our Board of Directors.  The family has encouraged us to continue with our best efforts.  And we shall.

During this year we have continued to push forward with the improvement and modernization programs started by the two Farmers even as we seek out other, equally far-reaching initiatives.

***

So much of our planned effort this past year has been on transition: fundamental, planned changes in our organization that have been accomplished quietly and without fanfare.  These are the unspectacular and often unappreciated efforts that have built this Company since its founding in 1912.

In no part of the Company have our planned changes been more important – and promised a greater potential impact – than in our Sales Organization.  The efforts of our Sales Organization have invigorated us all during this year of change.

I’d like to emphasize that we are a route sales organization.  In fact, we may have one of largest route sales organizations in our industry.

This means that a Farmer Bros. Sales representative is on the ground in each of our customers’ places of business at least every other week, and often every week.  With this direct and frequent contact with our customers – supported by the Information Technology infrastructure that we’re building – we believe our already-good real-time market intelligence will be second to none.

We believe that this business model creates advantages against our competition.

In the competition with large-scale companies like Kraft and Sara Lee, our route sales organization keeps us closer to our customers: it makes us more capable of forging close relationships as we deliver products, service and ideas that can help our customers be more competitive.

In the competition against small and regional companies, we also find advantages. The smaller players have shown that they can match our ability to create relationships, but few if any can match the range and depth of our product lines and resources.  Further, we are large enough to achieve many of the cost savings and scale advantages that give our large-scale competitors an advantage over the smaller players.

As we have faced our recent challenges, we have considered ways of building on our competitive advantages.  One of the most promising new tools in our tool box is our new information system. It promises to make our distributed route sales organization even more responsive to our market and more effective at delivering products that sell - at a profit.

And I think, as you look around here today at the products and promotional materials that we have put on display for this meeting, you will see evidence that we are moving to meet our customer’s needs faster than ever.

Around us you see some examples of these efforts, but let me take a moment to point some of them out for you.  The old saw that “it isn’t the steak that sells, it’s the sizzle,” applies in our world too.  We have been working to add a little sizzle to our offerings.

Thus, to help stimulate enthusiasm with our customers and our field Sales people, we have redesigned our product packaging.  Some of the packaging already is in the market, but much of it will be introduced in coming months.  The first reaction we’ve heard from customers is that the new look is going a long way to help communicate that we aren’t standing still.

These point-of-sale materials help our customers sell our products – they help us and our customers to present our brand.

We’ve also heard very positive feedback from customers who have seen our Sales team at trade shows.  The Sales team has set an aggressive regional show schedule, and they are generating a lot of additional interest from potential customers. The trade show backdrop that you see is highly mobile and it extends the branding themes that you see in our point-of-sale materials.

These promotional materials are only part of the story. We also are introducing new products that try to tap into the changing currents in our markets.  Some of these products have been introduced, but most are in the pipeline for introduction.  The list includes:

•              Pumpkin Spice Cappuccino

•              Horchata Mix

•              Sierra Smoothies: Orange Crème, Raspberry Lemon, and Fruit flavors

•              Jamaica Drink

•              Abuelo’s Seasoning Mix

•              Spice Rubs:  Garlic Pepper, Blackened Spice and Seafood Grill Rub

In addition to new products and updated packaging and promotional materials, we have made a major commitment to sales growth by bringing back our National Accounts organization.  We have given this group the task of soliciting and serving chain accounts.

For more than 10 years, we have not made a concerted effort to call on or acquire these large accounts.  This group, led by Delbert Jordan, is reaching out to this significant market segment.  Today we have 22 sales professionals in this organization. Most of them are former branch managers – professionals whose sales skills have allowed them to advance in our route sales division.  To this team of 22, we will add four more in January.

Let me put this in perspective for you.  In the past six months, we’ve promoted (to the National Accounts group), and replaced, approximately 20% of our branch managers.  This has presented opportunities, but it has also stretched our capabilities: new managers, new assistant managers and new route sales people all require lots of on-the-job-training.  The administrative cost is not minimal, not only in dollars spent, but in effort, hours worked and, admittedly, in some lost opportunities.

The members of our new National Accounts department are distributed throughout our 28 state marketing area.  They are plowing new ground.  They are soliciting accounts today that we haven’t approached for a decade:  some of these potential customers didn’t even know we sold coffee to chain accounts.  But, before we’re done, they will.

The payroll commitment for this new division is likely to exceed $1 million per year.  We are making a long-term commitment. We know it will take time to bear fruit: we are the “new company” to some of these customers; plus, we don’t expect our competitors to roll over and make it easy for us.  But, we believe we have what it takes to earn back our reasonable share of this market.

Our competitive strengths in pursuing this market include our distribution system, our broad product line and our people, who can go head to head with anyone. Large chains, as much as the small mom-and-pop cafes, value service – and we believe that no one in our market provides better service than Farmer Bros.

As we approach these larger accounts, we have carefully considered one of the pitfalls of this business – a pitfall that led our managers to look beyond chains for their customers. Many chain buyers ONLY want coffee, and they want it at the cheapest possible price.  We have developed plans to work with and even to accommodate these ultra-price-sensitive buyers: but we know (as Mr. Farmer used to remind us) it isn’t worth wearing out our machines unless we make a fair profit. We think this business can bring both volume and profitability.

Let me add one other word on pricing, looking beyond the chains to our entire customer base. As green coffee prices began to rise in the past year, we began to raise prices to customers as quickly as the competition would allow. We try to hold prices steady for customers, which has been more difficult in such a volatile market environment, and we experienced a lag in our price increases. The higher prices, however, are in place and in this fiscal year we expect to move closer to our historic gross margins.

***

We often have spoken of our IT or Information Technology project.  Let me offer an update.

During 2005 we continued to work on the financial systems that went live on July 1, 2003.  Anyone who has been through a major software conversion will attest that such projects are large and complex – that they are connected with each of our business processes – and that their courses are hard to predict.  But we are making steady progress and we are reaching our goals.

Our accounting and Information Systems or IS departments, working with our Sales and Manufacturing divisions, have refined and created reports, reconciled converted data, audited and improved data error detection, and re-revised internal procedures and controls. Each of these steps is instrumental in producing accurate and timely management information.

As Guenter Berger, our CEO, has noted, we spent most of fiscal 2005 working on the manufacturing system that went live on September 1, 2004. The work of this system is largely hidden to outsiders, though it is immensely critical to the success of our Company.  It helps us track and improve vital processes such as manufacturing costs, processing of branch replenishment orders and production scheduling, and it affects every department from purchasing and payables to cost accounting, trucking and receiving.

When we started our IT project several years ago, we noted that every job in every department would be affected: and this was especially so with our manufacturing system.  The sheer complexity and volume of transactions, combined with the normal woes of system conversion, left us with a huge task.  Our employee owners applied themselves to the new technology, and they are making it work.  In coming years we expect further simplification of the procedures required by our new system: but for now, the system is stable, our out-of-stock list is negligible, and we are doing OK.

So much time and effort was required to get these systems running smoothly that we decided to push back the dates for the implementation of the sales system.

The development of that sales system, however, is nearly complete. Pending the results of testing, we expect to start implementation later in this fiscal year, going live with the system by early summer.  We are making good progress toward that date. In fact, the printers are being installed in the route trucks as we speak.  When complete, we believe this could be the largest mobile point-of-sale invoicing system in the nation.

In some ways, this is our most challenging implementation because of the logistics of training our dispersed organization: but mostly because it has a direct affect on our customers.  At its most basic level, we can’t have a glitch in our sales representatives’ ability to print an invoice for a sale that reflects the correct pricing, correct discount and without error.  If we have to take an extra month for testing, or training, we will; our customers are too important.

***

I hope, by now, you have the sense that we are not standing still at Farmer Brothers.  Many of our initiatives are obvious (like the advertising and promotional materials we have displayed at this meeting), others are less so (like our new selling division).

We are making these changes as a way to get ahead of the forces that are shaping our markets. So, let me dwell for a few minutes on the trends that we have been seeing in our business.

Some of the currents that affect our business are well known. We face competing non-coffee beverages (water, soda pop, specialty coffee drinks, herbal teas) … competition from other roasters (both very large and very small, and some who flirt with the desire to gain share by cutting prices) … the rising and falling fortunes of our customers (especially the independent restaurants that have been some of our best customers) … as well as the volatile cost of green coffee.

Perhaps the most fundamental challenge has been the practices inside restaurants. In the 1980s, our customers used an average of three ounces of our coffee to make each pot; today, their average is 1.75 ounces per pot.  In our industry, we have been forced to adapt, and sell to more customers even as volume per customer has been declining and prices are higher.

Another fundamental challenge has been the increasing diversity in the competition that is facing our customers. Convenience stores, “gourmet coffee chains,” food courts, diners, truck stops, fast food franchises, fast food chains, all are vying for a share of a consumer market whose preferences and demands ebb and flow. In this dynamic market, we know we must maintain a diverse mix of customers, a broad line of products that can compete with each of our many competitors, and a toolbox that we can use to help our customers compete for patrons.

If you have read our public filings and press releases, you know that none of these issues have gone away in the past year. The big story in the past year was the hit we took to our earnings because of the volatility in the green coffee market. But that shouldn’t obscure these deeper currents. It is because of these deeper currents that we are working so hard to revitalize our infrastructure and our sales programs.

Our business model – we are a coffee roaster, a manufacturer of allied products and coffee brewing equipment, and a distributor of these items – gives us control over our distribution and our product line.  We are large enough to be able to move a lot of product, and small enough to be flexible as we launch new initiatives in response to changing market dynamics.

As we look to the future, we see two other important advantages: our strong bases of both human and financial capital.

We are focusing more on getting the highest value from our human capital.  We continue to offer opportunities for employees who can help us grow, and we are seeking strong additions to our management team. There is so much to do and, although we value the people who keep alive our deep and long corporate memory, we find that a little cross-pollination can be helpful as well.

Our financial capital, also, is legendary in our business – and it is our critics’ major concern.

We applied some of our capital to create an Employee Stock Ownership Plan, or ESOP. After several years of stock awards through this program, employees are beginning to see that our stock is a significant portion of their wealth. We believe the ESOP will have the effect over time of aligning the interests of our employees with the interests of our stockholders. We see signs, already, that this is happening.

Last year I told you about the difference our employees make to this Company: their decades of experience, the value they add as a result of that experience, their concern about the future of their Company, as owners and employees; and about our efforts to attract more like them.  Please note how new employees, and more importantly, experienced employees with new responsibilities, are carrying the waves of change through Farmer Bros.

At Farmer Brothers, we know that “saving for a rainy day” is difficult, because we remember how that capital was accumulated for decades at $0.05, $0.10 and $0.25 a pound.  But, as we see opportunities and needs, we have been willing to dig into the Treasury.

We had the resources to invest in our future with our IT system. The investment had been deferred for 20 years, but we have committed to the  $20-million investment, and I hope I have shown you why we believe it offers so much promise to make our business more efficient and, more importantly, more effective.

We had the resources to withstand a volatile spasm of the green coffee market and absorb a large – and, I must say, unplanned – accounting loss. We remain optimistic that we will recover a portion of this loss as we sell inventory at higher prices.  Importantly, our capital position enabled us to continue working toward our operational improvements without otherwise affecting operations.

We have continued to pay a dividend through this period because our capital resources are adequate for us to invest internally, and continue to reward our shareholders, as we use this time to revitalize our sales effort and prepare for Farmer Bros. second century.

We continue to quietly consider our alternatives to employ that cash that we have built up over a generation of success.

The Board hasn’t yet made decisions about our plans. But I would like to reiterate the comments we made last year. The alternatives that are under consideration range from acquisitions that can help us grow to the repurchase of our shares.

The Board has made it clear that it intends to be prudent in evaluating our alternatives and in pursuing one course or another. For example, it understands that our ability to integrate an acquisition will be much greater after we have completed the implementation of our information system.

But we are drawing closer to preparing our infrastructure for such changes. In coming months, our new information system will soon be fully in place; soon, we will be more fully staffed.  I am confident that we will discuss a wide variety of options in the coming year.

*****************

In closing, let me reiterate, our Sales organization is the life’s blood of this Company.  More than 40% of our people work in our Sales organization.  They are the drivers of our business model, which is one of the last, and to my knowledge, perhaps the largest of its type: a route sales organization.

As we continue servicing our customer franchise and try to re-grow our chain account business, we know we will face pressure to treat our product as a commodity, to ignore the value that we create in our distribution network, and to discount the face-to-face relationships that are kept alive by the nearly 500 Sales people on the front line.

We also know that service is not a commodity – it is something unique and in our business it has been woefully shortchanged in recent years. We think our tradition of service has given and will give us an advantage.

Even though some customers – some chains, for example – today represent a distinctly different marketing channel better served outside the route system, but we also believe that service can’t be ignored and is something we bring to customers that NO ONE ELSE CAN.

We believe we know our customers and their needs, that we are an integral part of their profitability, and that we produce new and compelling products and ideas that make all of our business relationships into partnerships.

Our infrastructure is designed to facilitate this business model and our human and financial capital supports this model.

For nearly a century our human and financial capital has been sufficient to support the Company during World Wars and energy crises, has supported the Company during downturns in the economy, faced commodity risks, management turnover, and hasn’t missed a dividend.

So, although we do not expect our operational results as recorded in our financial statements to be measurably better in this coming fiscal year, we do expect to make meaningful progress in strengthening our infrastructure, extending our reach to new customers, and taking important steps to position the Company for the future.

**********************************************

Edited Opening Remarks

By Guenter Berger, Chairman and Chief Executive Officer

My name is Guenter Berger, and on behalf of the Board of Directors, I would like to welcome you.

This has been a year of change at Farmer Brothers.  Soon after the tragic loss early this year of our close friend, Roy E. Farmer, I am pleased to report to you, the people of this Company pulled together.

They worked hard to keep the company stable … and they continued our plans to make our Company stronger for the long term.

One group that has been doing a great job is the Sales Department. They set up this room, and they’ll be here after the meeting to show you how we’re working to serve our customers better. Let’s give them a hand .... Good job.

In fact, all of our employees have done a tremendous job, especially as they implemented our new manufacturing computer system.  Many of them spent many long hours – they come from every department, from data processing, accounting, payables, manufacturing, traffic and distribution, purchasing, green coffee, human resources, payroll, audit, shipping and receiving, laboratory, R & D, the sales departments and all of its divisions and branches, Brewmatic and its divisions, the Spice Product and Custom Coffee Plan and its divisions. I want to thank all of you and I am very proud of the work you did and the way you pulled together.

I want also to thank the Farmer family for their support and the Board of Directors for having the confidence to appoint me as CEO after the losses of both Roy F. and Roy E. Farmer.

During this year of transition in our management, I am happy to report we have made good progress in our efforts to strengthen this business.  Our goal is to move this company forward. We believe we will have better days ahead of us, and that we’re going to be OK.

Now, I would like to turn this meeting over to John Simmons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2005

FARMER BROS. CO.

	By:	/S/ JOHN E. SIMMONS

Name: John E. Simmons
Title: Treasurer, Chief Financial Officer